UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

KOHL’S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-11084	39-1630919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin	53051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (262) 703-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 30, 2026, Kohl’s Corporation (the “Company”) and Wells Fargo Bank, National Association (the “Agent”) entered into Amendment No. 2 (the “Second Amendment”) to the Credit Agreement originally dated as of January 19, 2023 and amended by that certain Amendment No. 1 (the “First Amendment”) to the Credit Agreement dated as of May 9, 2025 (as amended by the First Amendment and the Second Amendment, the “Revolving Credit Facility”), by and among the Company, the Agent, and the lenders named therein.

The Second Amendment extends the maturity date of the Revolving Credit Facility by five years from the effective date of the Second Amendment to June 30, 2031. The Second Amendment also modifies the Applicable Margin (as defined in the Revolving Credit Facility) for borrowings under the Revolving Credit Facility by (i) replacing the previous pricing grid’s 33% and 66% availability breakpoints with a single 50% availability breakpoint to determine the Applicable Margin (which now ranges from 0.25% to 0.50% for Base Rate Loans and 1.25% to 1.50% for SOFR Loans); and (ii) removing the prior 0.10% credit spread adjustment from Term SOFR (as defined in the Revolving Credit Facility). Additionally, the Second Amendment modifies the borrowing base to include an in-transit inventory basket, allowing for the inclusion of eligible in-transit inventory up to a maximum of 15% of the total value of the borrowing base. The Second Amendment also revises the definition of Availability to reduce it by the Debt Maturity Reserve (as defined in the Revolving Credit Facility), and makes other minor modifications to the terms and conditions.

Many of the banking firms that are a party to the Revolving Credit Facility or their affiliates have in the past performed, and may in the future perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of its subsidiaries and affiliates, for which services they have in the past received, and may in the future receive, compensation and reimbursement of expenses.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

10.1	Amendment No. 2 to Credit Agreement, by and between, the Company and Agent, entered into on June 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL’S CORPORATION

Date: July 1, 2026	By:	/s/ Jennifer Kent
Jennifer Kent Senior Executive Vice President, Chief Legal Officer and Corporate Secretary